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                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549
                                   ----------

                                   FORM 8-A/A

                     FOR REGISTRATION OF CERTAIN CLASSES OF
                 SECURITIES PURSUANT TO SECTION 12(b) OR (g) OF
                       THE SECURITIES EXCHANGE ACT OF 1934

                             Aeroquip-Vickers, Inc.
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             (Exact name of registrant as specified in its charter)

                  Ohio                                         34-4288310
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(State of incorporation or organization)            (IRS Employer Identification
No.)

        3000 Strayer, Maumee, Ohio                          43537-0050
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(Address of principal executive offices)                     (Zip Code)

If this form relates to the registration of a       If this form relates to the registration of a
class of securities pursuant to Section             class of securities pursuant to Section
12(b) of the Exchange Act and is effective          12(g) of the Exchange Act and is effective
pursuant to General Instruction A.(c),              pursuant to General Instruction A.(d),
please check the following box.|X|                  please check the following box.|_|


Securities Act registration file number to which this form relates, (if applicable): ______________

Securities to be registered pursuant to Section 12(b) of the Act:

       Title of each class                Name of each exchange on which
       to be so registered                each class is to be registered
       -------------------                ------------------------------

Preferred Share Purchase Rights                   Pacific Exchange
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Securities to be registered pursuant to Section 12(g) of the Act:

                                      None
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                                 Title of class






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ITEM 1.           DESCRIPTION OF SECURITIES TO BE REGISTERED.
                  ------------------------------------------

         On January 30, 1999, the Directors of Aeroquip-Vickers, Inc. (the "Corporation") approved Amendment No. 2 (the "1989 Plan Amendment") to the Rights Agreement, dated as of January 26, 1989, as amended (the "1989 Rights Plan"), between the Corporation and First Chicago Trust Company of New York (successor to National Bank of Detroit) (the "Rights Agent"). The 1989 Plan Amendment made the provisions of the 1989 Rights Plan inapplicable to the transactions contemplated by the Agreement and Plan of Merger, dated as of January 31, 1999 (the "Merger Agreement"), by and among the Corporation, Eaton Corporation, an Ohio corporation ("Parent"), and Eaton Industries, Inc., an Ohio corporation and a wholly-owned subsidiary of Parent ("Purchaser"). The 1989 plan will expire by its terms on February 6, 1999.

         Additionally, on January 30, 1999, the Directors of the Corporation approved Amendment No. 1 (the "1999 Plan Amendment" and, together with the 1989 Plan Amendment, the "Amendments") to the Rights Agreement, dated as of February 7, 1999 (the "1999 Rights Plan"), between the Corporation and the Rights Agent. The 1999 Plan Amendment made the provisions of the 1999 Rights Plan inapplicable to the transactions contemplated by the Merger Agreement. The 1999 Rights Plan will, by its terms, become effective on February 7, 1999.

                  No other amendments were made to the 1989 Rights Plan or to the 1999 Rights Plan by virtue of the Amendments.

                  The 1989 Plan Amendment and the 1999 Plan Amendment are filed herewith as Exhibits 4.1 and 4.2, respectively, and are incorporated herein by reference. The descriptions of the Amendments set forth above do not purport to be complete and are qualified in their entirety by reference to the provisions of such agreements.

ITEM 2.           EXHIBITS.
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                  Exhibit
                  Number   Exhibit
                  ------   -------

                  4.1 Amendment No. 2, dated as of January 31, 1999, to the Rights Agreement, dated as of January 26, 1989, as amended, between the Corporation and First Chicago Trust Company of New York (successor to National Bank of Detroit).

                  4.2 Amendment No. 1, dated as of February 7, 1999, to the Rights Agreement, dated as of February 7, 1999, between the Corporation and First Chicago Trust Company of New York.




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                                    SIGNATURE

         Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

                                      AEROQUIP-VICKERS, INC.


                                      By:         /s/  James E. Kline
                                            ------------------------------------
                                            James E. Kline
                                            Vice President and General Counsel


Dated:  February 5, 1999


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                                INDEX TO EXHIBITS


        EXHIBIT
        NUMBER         Exhibit
        ------         -------

         4.1 Amendment No. 2, dated as of January 31, 1999, to the Rights Agreement, dated as of January 26, 1989, as amended, between the Corporation and First Chicago Trust Company of New York (successor to National Bank of Detroit).

         4.2 Amendment No. 1, dated as of February 7, 1999, to the Rights Agreement, dated as of February 7, 1999, between the Corporation and First Chicago Trust Company of New York.






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